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                                                                 EXHIBIT 23.1(B)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in this Registration Statement on Form S-3 of U.S. Office Products Company of our report dated August 4, 1995, except as to Note 12 which is as of December 11, 1995 related to the financial statements of Blue Star Group Limited which appears in the Prospectus included in the Registration Statement on Form S-4 (No. 333-1928). We also consent to the reference to our firm under the heading "Experts" in such Registration Statement

                                          /s/ Price Waterhouse

Auckland, New Zealand
August 15, 1996